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                                                                    Exhibit 10.2

             CERTIFICATE OF DESIGNATION FOR SERIES D PREFERRED STOCK

          1. Designation. 44,483,362 shares of Preferred Stock of the Corporation are hereby designated Series D Convertible Preferred Stock (the "Series D Preferred Stock"). The powers, terms, conditions, designations, powers, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series D Preferred Stock shall be as set forth in this certificate of designation.

          2. Ranking. The Corporation's Series D Preferred Stock shall rank, as to dividends and upon redemption and Liquidation (as defined in Section 4(a) hereof), senior and prior to the Corporation's Common Stock and any other class or series of stock of the Corporation.

          3. Dividends.

          Series D Preferred Stock.

               (a) In each calendar year, the holders of the then outstanding Series D Preferred Stock (the "Series D Preferred Stockholders") shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative dividends at the rate declared by the Board for such Series D Preferred Stock, prior and in preference to the payment of any dividends or other Distribution (as defined below) on the Common Stock and any other class or series of stock in the Corporation in such calendar year (other than a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock (a "Common Stock Dividend")). No dividends (other than a Common Stock Dividend) shall be paid, and no transfer of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Corporation's stock) (a "Distribution") shall be made, with respect to the Common Stock or any other class or series of stock in the Corporation during any calendar year unless approved by 66-2/3% of the holders of Series D Preferred Stock; provided, however that this restriction shall not apply to Repurchases of securities of the Corporation pursuant to Section 3(c) below. Payments of any dividends to the Series D Preferred Stockholders shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein. Dividends on the Series D Preferred Stock shall not be mandatory or cumulative, except as set forth in
Section 3(b), and no rights or interest shall accrue to the Series D Preferred Stockholders by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series D Preferred Stock in the amount of the respective annual Dividend Rate for such series or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

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               (b) Other Dividends. Subject to the dividend rights of the Series
D Preferred Stockholders, the holders of record of the Common Stock (the "Common Stockholders") shall be entitled to receive, out of funds legally available therefor, such dividends as may be declared from time to time by the Board, but only when, as, and if declared by the Board; provided that, so long as any Series D Preferred Stock is outstanding, the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on the Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock, unless prior thereto or simultaneously therewith (i) all dividends and distributions previously declared on the Series D Preferred Stock shall have been paid and
(ii) an equal or greater dividend shall be paid on the Series D Preferred Stock (on an as-converted to Common Stock basis).

               (c) Repurchase of Securities. Notwithstanding anything to the contrary in this Section 3, whether or not all declared dividends on the Series D Preferred Stock shall have been paid or funds have been set aside therefor, the Corporation may at any time, subject to Section 6(b)(v) hereof, out of funds legally available therefor, repurchase any outstanding securities of the Corporation (i) issued to or held by officers, directors, employees, consultants and other service providers of the Corporation pursuant to any equity incentive agreement or stock restriction agreement approved by the Board, that gives the Corporation the right to repurchase upon termination of services or a right of first refusal on proposed transfers and (ii) pursuant to all of the provisions of the Right of First Refusal and Co-Sale Agreement dated March 17, 2003.

          4.   Liquidation Preferences.

               (a) Rights on Liquidation, Dissolution, Winding-Up. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), whether voluntary or involuntary, the assets and funds of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed as follows:

                   (i) Series D Liquidation Preferrence. Before any payment of cash or distribution of other property shall be made to the Common Stockholders or the holders of any other class or series of stock ranking junior to the Series D Preferred Stock, each Series D Preferred Stockholder shall be entitled to receive an amount equal to (i) $0.2855 (the "Original Series D Issuance Price") per share of Series D Preferred Stock (as appropriately adjusted for any Recapitalizations affecting the Series D Preferred Stock after the original Series D Preferred Stock issuance date (the "Original Series D Preferred Stock Issuance Date")) plus (ii) an amount equal to any declared but unpaid dividends thereon (the "Series D Liquidation Preference"). If, upon any Liquidation, the assets and funds of the Corporation legally available for distribution to its stockholders are insufficient to permit the payment to the Series D Preferred Stockholders of the full Series D Liquidation Preference, then the Corporation's entire assets and funds legally available for distribution to its stockholders shall be distributed among the Series D Preferred Stockholders pro rata on the basis of the total number of shares of Series D Preferred Stock owned by each such holder.

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                    (ii)  Distribution of Remaining Assets. Following the
payment to the Series D Preferred Stockholders of the full Series D Liquidation Preference, any remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the Series D Preferred Stockholders and the Common Stockholders pro rata based on the total number of shares of Common Stock held by each such holder on an as-converted to Common Stock basis. Nothing in this Section 4(a) shall prevent shares of Series D Preferred Stock from being converted into shares of Common Stock in order to participate in any distribution of assets or funds of the Corporation, or any series of distributions of assets or funds of the Corporation; provided that, in the event of such conversion, any holder of Series D Preferred Stock shall participate in any such distributions in respect of such shares solely as a holder of Common Stock and shall not participate in any preference payments made to the Series D Preferred Stockholders in respect of the Series D Preferred Stock, including, without limitation, the Series D Liquidation Preference.

                    (iii) Limitation on Distributions to Series D Preferred Stockholders. Notwithstanding anything to the contrary set forth in this Section 4(a), in the event the payments described in Sections 4(a)(i) and (ii) hereof would result in the payment to the Series D Preferred Stockholders of an amount per share (including the Series D Liquidation Preference) in excess of three (3) times the Original Series D Issuance Price, then the assets of the Corporation legally available for distribution to its stockholders shall be distributed among the Series D Preferred Stockholders and the Common Stockholders pro rata based on the total number of shares of Common Stock held by each such holder on an as-converted to Common Stock basis, without including any payment in respect of the Series D Liquidation Preference. In the event that, after such payment described in the preceding sentence is made, any subsequent liquidation payment or distribution, regardless of value, will be paid to the Series D Preferred Stockholders on an as-converted to Common Stock basis.

               (b) Sale, Merger, Consolidation, etc. The following events shall be deemed to be a Liquidation for the purposes of this Section 4: (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but not including any sale of stock by the Corporation for capital raising activities), other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation.

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               (c)  Valuation of Non-Cash Consideration. If any assets of the
Corporation distributed to stockholders in connection with any Liquidation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board; except that any publicly-traded securities to be distributed to stockholders in a Liquidation shall be valued as follows:

                    (i) If the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten
(10) trading day period ending five (5) trading days prior to the distribution.

                    (ii)  If the securities are actively traded
over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution.

                    (iii) In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to be the date such transaction closes.

          5.   Conversion Rights.

               (a) Mandatory Conversion. Each share of Series D Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein immediately prior to the closing of a Qualified Public Offering (as such term is defined in Section 5(e)(v)).

               (b)  Voluntary Conversion. Subject to and in compliance with this
Section 5, any shares of Series D Preferred Stock may, at the option of the holder thereof, be converted at any time or from time to time, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a Series D Preferred Stockholder shall be entitled upon conversion shall be the product obtained by multiplying the number of shares of Series D Preferred Stock being converted by the then applicable Conversion Rate (as defined in Section 5(c) hereof). The holder of shares of Series D Preferred Stock voluntarily converted into shares of Common Stock pursuant to this Section 5(b) shall be entitled to payment of any declared but unpaid dividends on such shares of Series D Preferred Stock, up to and including the date such conversion is effective. At the election of the Corporation, with the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock in their sole discretion, such dividends may be paid in cash or with shares of Common Stock (the value of such shares of Common Stock shall be equal to the highest price per share which the Corporation could obtain from a willing buyer (who is not a current employee or director) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board).

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               (c)  Conversion Rate. The Conversion Rate in effect at any time for the Series D Preferred Stock shall be the quotient obtained by dividing the Original Series D Issuance Price by the Series D Conversion Price (as defined in
Section 5(d) hereof and as adjusted pursuant to Section 5(f) hereof) (the "Conversion Rate").

               (d)  Conversion Price. Subject to adjustment in accordance with
Section 5(e) hereof, the "Series D Conversion Price" shall initially be an amount equal to the Original Series D Issuance Price.

               (e)  Mechanics of Conversion.

                    (i) Mandatory Conversion. Upon the occurrence of any event specified in Section 5(a) above, the outstanding shares of Series D Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series D Preferred Stock, the holders of Series D Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series D Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                    (ii) Voluntary Conversion. In order to effect a voluntary conversion of Series D Preferred Stock, the holder thereof shall provide written notice to the Corporation that it elects to convert the same into Common Stock, and shall deliver such notice to the office of the Corporation or of any transfer agent for such shares. Such voluntary conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate(s) representing the shares of Series D Preferred Stock to be converted.

                    (iii) Surrender of Certificates; Deliveries by Corporation. Before delivery to any person of certificates representing shares of Common Stock issued upon voluntary or automatic conversion of shares of the Series D Preferred Stock, the holder of such Preferred Stock shall surrender the certificate or certificates for such Preferred Stock, duly endorsed or assigned in blank, at the office of the Corporation or of any transfer agent for such shares (or shall notify the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss

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incurred by it in connection with such certificates) and shall provide a written declaration of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If a Series D Preferred Stockholder shall surrender more than one stock certificate for shares of Series D Preferred Stock to be converted at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered for conversion. The Corporation shall, as soon as practicable after receipt of the certificate or certificates for the Series D Preferred Stock subject to such conversion (or, in the case of a lost certificate, the agreement and indemnification referred to above), issue and deliver at such office to such holder of Series D Preferred Stock, (A) a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, (B) in the event of the conversion of only a portion of the shares covered by a certificate representing Series D Preferred Stock, a new stock certificate representing the number of unconverted shares of the applicable Series D Preferred Stock, (C) a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock pursuant to Section 5(e)(v), and (D) payment of any declared but unpaid dividends on the shares of Series D Preferred Stock being converted up to and including the date of conversion by delivery of a check payable to the holder, or to the extent the funds of the Corporation legally available for the payment of dividends are insufficient to pay the full amount of such dividends in cash, a certificate for shares of Common Stock (at the then current market price of a share of Common Stock determined in the manner described in Section 5(e)(v) hereof).

                    (iv) Rights Following Conversion. From and after the effective date of any voluntary or automatic conversion pursuant to this Section 5, without any further action by any holder of shares of Series D Preferred Stock being converted and whether or not such shares are surrendered to the Corporation or its transfer agent: (A) all rights of such holder with respect to any Series D Preferred Stock subject to such conversion, except the right to receive shares of Common Stock and any applicable cash amounts in accordance with this Section 5, shall cease; (B) the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; and (C) the shares of Series D Preferred Stock subject to such conversion shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                    (v) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then current market price (as defined below) of a share of Common Stock multiplied by such fractional interest. The then current market price per share of Common Stock at any date shall be deemed to be (A) the highest price per share which the Corporation could obtain from a willing buyer (who is not a current employee or director) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board or (B) in the case of an automatic conversion pursuant to a Qualified Public Offering, the per share price of the Qualified Public

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Offering. The term "Qualified Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, covering the offer and sale by the Corporation of Common Stock at a public offering price per share that is not less than $1.40 (as appropriately adjusted for any stock splits, combinations, divisions or similar Recapitalizations affecting the Series D Preferred Stock) and with a total in gross offering proceeds of not less than $20,000,000 (prior to deducting underwriter discounts and commissions and expenses of the offering).

               (f) Conversion Price Adjustments. The Series D Conversion Price shall be subject to adjustment from time to time as follows:

                    (i)   Series D Preferred Stock Weighted-Average Adjustment.

                          (A) In the event the Corporation shall at any time or
from time to time after the Original Series D Issuance Date issue any Additional Shares (as defined in Section 5(f)(v) hereof), otherwise than as provided in Sections 5(f)(ii), (iii) or (iv) hereof, without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issuance, then and in such event, the Series D Conversion Price in effect immediately prior to each such issuance shall be reduced to a price, calculated to the nearest whole cent, determined by the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

     (x)  the amount equal to the sum of

          (1) the aggregate consideration received by the Corporation for the shares of Series D Preferred Stock sold pursuant to that certain Series D Preferred Stock Purchase Agreement dated March 17, 2003 (the "Series D Preferred Stock Purchase Price"), plus

          (2) the aggregate consideration, if any, received by the Corporation for all Additional Shares of Common Stock issued on the purchase date of such Additional Shares;

     (y)  an amount equal to the sum of:

          (1) the Series D Preferred Stock Purchase Price divided by $0.2855, the initial Conversion Price for such series, plus

          (2) the number of shares of Additional Shares of Common Stock issued on the purchase date of such Additional Shares.

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Such adjustment shall be made successively whenever any Additional Shares are issued without consideration or for a consideration per share less then the Series D Conversion Price in effect immediately prior to such issuance and shall become effective immediately after the Additional Shares are issued.

                          (B) In the event the Corporation shall issue any
securities, options, warrants or other rights directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock ("Convertible Securities") and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Series D Conversion Price in effect immediately prior to the issuance of such Convertible Securities, then upon such issuance of Convertible Securities, such Series D Conversion Price shall be adjusted as provided in Section 5(f)(i)(A) hereof on the basis that (x) all of the Additional Shares issuable upon the conversion, exchange or exercise of all such Convertible Securities shall be deemed to have been issued as of the date of issuance of such Convertible Securities and (y) the aggregate consideration for such Additional Shares shall be deemed to be the consideration received by the Corporation for the issuance of such Convertible Securities plus the minimum consideration receivable by the Corporation for the issuance of such Additional Shares pursuant to the terms of such Convertible Securities upon the conversion, exchange or exercise thereof. With respect to the issuance of any Convertible Securities which has resulted in an adjustment to the Series D Conversion Price pursuant to Section 5(f)(i), to the extent the right to acquire Additional Shares upon conversion, exchange or exercise of such Convertible Securities expires or is terminated without such conversion, exchange or exercise having been effected, such adjustment to the Series D Conversion Price shall be recomputed as if: (i) in the case of the issuance of Convertible Securities, the only Additional Shares issued were the shares of Common Stock, if any, actually issued upon the exercise, conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Convertible Securities plus the consideration actually received by the Corporation upon such exercise, conversion or exchange, and (ii) in the case of the issuance of options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options, and the consideration received by the Corporation for the Additional Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised options, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such options were actually exercised.

                    (ii) Stock Dividend, Split or Subdivision of Shares. If, at any time after the Original Series D Issuance Date, the number of shares of Common Stock outstanding is increased or deemed increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series D Conversion Price shall be appropriately decreased (but in no event shall the Series D

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Conversion Price be decreased below the par value of the Common Stock) so that the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be increased in proportion to such increase in outstanding shares (on a fully diluted basis).

                    (iii) Combination of Shares. If, at any time after the Original Series D Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series D Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares (on a fully diluted basis).

                    (iv) Recapitalizations, Reorganization, etc. If, at any time after the Original Series D Issuance Date, there shall be any recapitalization, capital reorganization, or reclassification involving the Common Stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend, subdivision, split-up, combination of shares or other event otherwise provided for in this Section 5), provision shall be made (in form and substance satisfactory to the holders of a majority of the outstanding shares Series D Preferred Stock so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive, upon conversion of their shares of Preferred Stock, such shares or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled to receive in such recapitalization, capital reorganization, or reclassification. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series D Preferred Stock after the recapitalization, capital reorganization, or reclassification to the end that the provisions of this Section 5 applicable after that event (including adjustment of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of shares of the applicable Series of Preferred Stock) shall be as nearly equivalent to those applicable before the event as may be practicable.

                    (v) Additional Shares. "Additional Shares" shall mean any shares of Common Stock or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, other than:

                          (A) Shares of Series D Preferred Stock issued at any
closing pursuant to the Series D Stock Purchase Agreement dated as of March 17, 2003;

                          (B) Common Stock issued or issuable upon conversion of
any shares of Series D Preferred Stock;

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                          (C) Shares of the Corporation's capital stock issued
or issuable upon exercise, exchange or conversion of any warrants or other securities outstanding as of the date of the filing of the Corporation's Amended and Restated Certificate of Incorporation on March 17, 2003;

                          (D) 5,958,981 shares of Common Stock issued to
directors, officers, employees, consultants and advisors who provide or have provided bona fide services to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock outstanding as of the date of the filing of the Corporation's Amended and Restated Certificate of Incorporation on March 17, 2003 or granted after such date pursuant to an option or rights plan, agreement or arrangement approved by the Board;

                          (E) Common Stock issued in transactions described in
Section 5(f)(ii), (iii) or (iv) hereof;

                          (F) Securities issued or issuable by the Corporation,
with the approval by the Board to persons or entities with which the Corporation has a business relationship, including, without limitation, corporate partner transactions, leasing arrangements and bank financings; provided, however, that such securities are issued for a primary purpose other than equity financing;

                          (G) Shares of Common Stock issued in connection with a
Qualified Public Offering; and

                          (H) Securities issued or issuable by the Corporation,
with the approval of the Board (including all of the Independent Directors, as such term is defined under that certain Voting Agreement dated as of March 13,
2003) in connection with: (i) the acquisition of another corporation, partnership, company, joint venture, trust or other entity by the Corporation or any subsidiary of the Corporation by means of a merger, consolidation, reorganization, stock acquisition, purchase of assets or other transaction or series of related transactions whereby the Corporation, or its stockholders of record immediately prior to the effectiveness of such transaction, directly or indirectly, own at least a majority of the voting power or assets of such other entity or the resulting or surviving corporation immediately after such transaction; (ii) the acquisition by the Corporation of intellectual property rights, including, without limitation, pursuant to intellectual property licenses or technology transfer or development arrangements; or (iii) the creation of a corporate or joint venture or any other strategic alliance with any other corporation or entity, including, without limitation, manufacturing, marketing or distribution arrangements.

                    (vi) Rounding. All calculations under this Section 5(f) shall be made to the nearest cent ($0.01) or to the nearest share, as the case may be.

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                    (vii) Timing of Adjustments. In any case in which the
provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(e)(iv) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               (g)  Notice of Adjustments.

                    (i) In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii), (iii), (iv) or (v) of
Section 5(f) hereof, the Corporation shall give notice to each Series D Preferred Stockholder, by certified, express courier mail, return receipt requested, postage prepaid, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock, as applicable. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                    (ii) Whenever the Series D Conversion Price shall be adjusted as provided in Section 5(f) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent in the manner set forth in Section 5(g)(i) hereof, to each Series D Preferred Stockholder, as applicable, at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(g)(i) hereof.

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               (h)  Reservation of Common Stock. The Corporation shall at all times have authorized and reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.

               (i) Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein shall, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto.

          6.   Voting Rights.

               (a) General. The Series D Preferred Stockholders shall be entitled to vote, together with the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters submitted to a vote of stockholders, in the same manner and with the same effect as the Common Stockholders, which voting rights shall not be cumulative. In any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series D Preferred Stock, as the case may be, is then convertible, rounded up or down, as applicable, to the nearest share.

               (b) Protective Provisions of the Series D Preferred Stock. In addition to any other rights provided by law, so long as at least twenty (20%) of the shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement (whether on the Series D Original Issuance Date or on a subsequent closing date) remain outstanding, the Corporation shall not do any of the following, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred
Stock:

                    (i) alter, amend or change the rights, preferences, privileges or restrictions of the Series D Preferred Stock as a class;

                    (ii) increase the authorized number of shares of Series D Preferred Stock;

                    (iii) create any new class or series of shares, or reclassify any class or series of existing shares, having rights, preferences or privileges superior to those of the Series D Preferred Stock of the Corporation;

                    (iv)  amend the Corporation's Certificate of Incorporation;

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                    (v)    purchase, redeem or otherwise acquire (or pay into or
set funds aside for a sinking fund) any outstanding securities of the Corporation other than repurchases approved by the Board (x) pursuant to equity incentive agreements or stock restriction agreements, approved by the Board, with officers, directors, employees, consultants and other service providers that give the Corporation the right to repurchase upon termination of services or a right of first refusal on proposed transfers or (y) pursuant to the exercise by the Corporation of its first refusal rights as set forth in the Right of First Refusal and Co-Sale Agreement dated as of March 17, 2003;

                    (vi) declare, pay or issue a cash dividend to any holders of any class or series of capital stock of the Corporation, except for dividends paid on the Series D Preferred Stock pursuant to Section 3(a) hereof;

                    (vii) transfer any material assets of the Corporation in a transaction not in the ordinary course of business of the Corporation to any person or entity other than a wholly-owned subsidiary of the Corporation;

                    (viii) liquidate or dissolve or adopt a plan of liquidation or dissolution; or

                    (ix)   increase or decrease the size of the Board.

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